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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 June 26, 1995


                      ROBERTS PHARMACEUTICAL CORPORATION
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            (Exact name of registrant as specified in its charter)

   New Jersey                    1-10432                     22-2429994
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(State of other                (Commission                (I.R.S. Employer
  jurisdiction                 File Number)                Identification
of incorporation                                               Number)

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code:  908-389-1182

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724

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         (Former name or former address, if changed from last report)
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     Item 5.    Other Events
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                On June 26, 1995, a shareholders' class action suit was
instituted in the United States District Court for the District of New Jersey against Roberts Pharmaceutical Corporation ("Roberts" or the "Company") and certain of its officers by Dieter Zander on behalf of all persons who purchased shares of the Company's common stock between November 7, 1994 and May 31, 1995. In his complaint, the plaintiff asserts claims against the Company and certain of its officers for violations of Section 10(b) and 20(a) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder with respect to press releases and filings with the Securities and Exchange Commission and certain public statements allegedly made by the Company and certain of its officers relating to its business. The plaintiff seeks to recover damages in an unspecified amount. Roberts believes that it has complied with all of its obligations under the federal securities laws. Accordingly, the Company intends to defend vigorously against the plaintiff's allegations and considers such allegations to be without merit.
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                                     - 3 -


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROBERTS PHARMACEUTICAL CORPORATION
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                                                  (Registrant)


Date: July 5, 1995                  By:         /s/ Anthony A. Rascio
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                                        Anthony A. Rascio
                                        Vice President